Michael J. Woodall
Chief of Operations	100 Federal Street
Putnam Investor	Boston, MA 02110
Services

October 2022

Please vote today!

Dear Investor,

We are waiting on your answer regarding a proposal that affects your investment in Putnam Growth Opportunities Fund.

Voting now will reduce the need for additional mailings and the associated costs.

We had to adjourn the October 27, 2022, shareholder meeting to decide on this proposal due to insufficient voting participation from shareholders. This meeting will be reconvened on Thursday, November 10, 2022, at 11:00 a.m. Eastern Time.

The Trustees recommend you vote in favor of the proposed change, which would give your fund greater flexibility to invest more of its assets in the securities of fewer issuers than it would as a diversified fund.

• Vote online: Visit www.proxyvote.com (you’ll need the control number from the enclosed proxy card).

• Vote by phone: Call 1-833-501-4818 to speak to a proxy specialist, or call the number located on your proxy card to use the automated system.

• Vote by mail: Mark, sign, and date the enclosed ballot and return it in the postage-paid envelope provided.

Have questions? Call 1-833-501-4818 now to receive personalized help from a proxy specialist.

Thank you for understanding the urgency of this matter.

331731 10/22